Exhibit 99.1

ENSERVCO Appoints Fund Manager Richard A. Murphy to Board of Directors

DENVER, CO – January 20, 2016 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced the appointment of Richard A. Murphy to the board of directors, raising to six the total number of ENSERVCO board members, the majority of whom are independent directors.

Murphy is managing member of Cross River Capital Management, LLC, the general partner of Cross River Partners, L.P., which is currently the largest stockholder of ENSERVCO with approximately 8.8 million shares.

“We are pleased to welcome Rich Murphy to the Board of ENSERVCO,” said Rick Kasch, Chairman and CEO. “Rich has been a major shareholder and ardent supporter of ENSERVCO since 2012. He brings to the Board a wealth of experience in advising emerging growth companies and we look forward to his counsel and contributions as we continue to advance our growth initiatives and extend ENSERVCO’s track record as a customer-focused provider of well, completion and water management services.”

“I am pleased and honored to join the Board of ENSERVCO,” said Murphy. “ENSERVCO is a core holding of our fund, and as a long-time shareholder, I am well acquainted with the Company’s strengths and business opportunities as well as the challenges it faces in the current oil price environment. Unlike many of its peers, ENSERVCO has a strong, under-leveraged balance sheet, an excellent banking relationship, and a large, loyal customer base. While many service providers are scaling back, ENSERVCO is looking for ways to expand its services portfolio, market share and national footprint – moves designed to counter the current industry downturn and position the Company for accelerated growth when oil prices rebound. I am looking forward to working with the Board and management team to continue these efforts.”

Cross River Partners, L.P., is an institutional investor in micro-cap and small-cap companies with market capitalizations up to $1.5 billion. Murphy is responsible for investment research and analysis and for coordinating final investment decisions. Prior to joining Cross River, Murphy was an analyst and portfolio manager with SunAmerica Asset Management, LLC; an associate investment banker in the food and agriculture division at ING Barings; and a second vice president at Chase Manhattan Bank. He is a former member of the Advisory Board of CMS Bankcorp, Inc. and currently sits on the Applied Investment Management Board for the University of Notre Dame. In addition, he is Chairman of the audit committee for Williston Holding Company, Inc. a non-reporting restaurant company. Mr. Murphy received his MBA from the University of Notre Dame-Mendoza College of Business in 1998 and his bachelor’s degree in political science from Gettysburg College in 1992.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, and oilfield support equipment rental in seven major domestic oil and gas fields, serving customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for growth, expansion and market share gains; countering the industry downturn through expansion initiatives; and continued strong banking and customer relationships are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in our fiscal year 2014 Form 10-K filed on March 19, 2015, and subsequently filed documents. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com